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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) November 28, 1995




                        PUBLIX SUPER MARKETS, INC.
          (Exact Name of Registrant as Specified in Its Charter)




                                  Florida
              ----------------------------------------------
              (State or Other Jurisdiction of Incorporation)



          0-981                                   59-0324412
   ------------------------          ---------------------------------
   (Commission File Number)          (IRS Employer Identification No.)



                       1936 George Jenkins Boulevard
                         Lakeland, Florida  33801
           -----------------------------------------------------
           (Address of Principal Executive Offices and Zip Code)

                              (941) 688-1188
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)









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Item 5.   Other Events.

       In Item 1(a) of the Company's Form 10-Q for the quarter ended September 30, 1995, reference was made to a pending investigation and legal proceeding with the Federal Equal Employment Opportunity Commission (the "EEOC"). In Item 1(b) of such Form 10-Q, reference was made to a purported class action filed against the Company in the Federal District Court in Tampa, Florida (the "Court") involving alleged violations of Title VII of the Federal Civil Rights Act and certain Florida laws.

     On or about November 28, 1995, the EEOC filed with the Court a Motion To Intervene and an Intervenor's Complaint seeking to correct what it alleges to be the Company's unlawful employment practices on the basis of sex. Under the Complaint, the EEOC requests that the Court, among other things, grant injunctive relief, order the Company to provide back pay and compensation for nonpecuniary losses resulting from the alleged unlawful practices, and order the Company to pay punitive damages.

      The decision by the EEOC in no way changes the Company's denial of the allegations of the lawsuit or its intention to vigorously defend the action.



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                           PUBLIX SUPER MARKETS, INC.



Dated: December 5, 1995    By:/s/ William H. Vass
                              -----------------------------------------
                              William H. Vass, Executive Vice President













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